UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-11(c) or § 240.14a-12

Nuveen Global Cities REIT, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

Below is a letter Nuveen Global Cities REIT, Inc. will send to stockholders to notify them of the adjourned annual meeting and to encourage them to vote on proposals outlined in the proxy materials.

Nuveen Global Cities REIT, Inc.

When you cast your vote all communication on this matter will cease. It will only take a few moments to vote.

Dear Stockholder:

We recently sent you proxy materials concerning important proposals affecting your investment, which were considered at an Annual Meeting of Stockholders on June 1, 2022, at 9:00 a.m. Eastern Time. The Annual Meeting has been adjourned to allow stockholders more time to vote. The Annual Meeting will reconvene on July 28, 2022, at 9:00 a.m. Eastern Time. In light of the public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only, which will be conducted online via live webcast. This letter was sent because you held shares in the company on the record date and we have not received your vote.

THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS AND ELIMINATES PHONE CALLS TO STOCKHOLDERS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to www.proxy-direct.com or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call 800-337-3503. Please have your proxy card in hand to access your control number (located in the shaded box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, our proxy solicitor, toll free at 1- 888-456-7087.

View or download the Proxy Statement:

https://www.nuveen.com/gcreit/literature

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Additional information and where to find it. In connection with the Company’s 2022 Annual Meeting of Stockholders, the Company has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”). This letter is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with its Annual Meeting of Stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS. Stockholders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov.